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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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
                                                                        STATE OR OTHER JURISDICTION OF
SUBSIDIARY                                                              INCORPORATION OR ORGANIZATION
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
Apex Financial, Inc.                                                                Arizona
B&M Distributing, Inc.                                                              Arizona
Computerprofis Computersysteme und Burokommunikation                                Germany
Dionysos Einundvierzigste Vermogensverwaltungs GmbH                                 Germany
Direct Alliance Corporation                                                         Arizona
Insight ASP Limited                                                              United Kingdom
Insight Canada, Inc.                                                                Arizona
Insight Development Corp Limited                                                 United Kingdom
Insight Direct (GB) Limited                                                      United Kingdom
Insight Direct (UK) Limited                                                      United Kingdom
Insight Direct Canada, Inc.                                                          Canada
Insight Direct USA, Inc.                                                            Arizona
Insight Direct Worldwide, Inc.                                                      Arizona
Insight Distribution G.P., Inc.                                                     Arizona
Insight Distribution, LLC                                                           Arizona
Insight Distribution Network, Inc.                                                  Arizona
Insight Enterprises UK Limited                                                   United Kingdom
Insight Marketing GmbH                                                              Germany
Insight North America, Inc.                                                         Arizona
Insight Services Corporation                                                        Arizona
Insight.com Bowl, Inc.                                                              Arizona
ITA, Inc.                                                                           Arizona
JDC, Inc.                                                                           Arizona
Plusnet ISP Limited                                                              United Kingdom
Plusnet Technologies Limited                                                     United Kingdom
Technology Direct, Inc.                                                             Arizona
TN, Inc.                                                                            Arizona
Treasure Chest Computers, Inc.                                                     Louisiana
3683371 Canada, Inc.                                                                 Canada
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